      As filed with the Securities and Exchange Commission on June 28, 2000
                                                      Registration No. 333-34228

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8


                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                         ARROWPOINT COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                  04-3364184
     (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                  Identification Number)

          50 NAGOG PARK, ACTON, MA                           01720
   (Address of Principal Executive Offices)                (Zip Code)


                            1997 STOCK INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full Title of the Plans)


                                  CHIN-CHENG WU
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         ARROWPOINT COMMUNICATIONS, INC.
                                  50 NAGOG PARK
                                 ACTON, MA 01720
                     (Name and Address of Agent for Service)

                                 (978) 206-3000
          (Telephone Number, Including Area Code, of Agent for Service)





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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8 (File No. 333-34228) (the "Registration Statement"), ArrowPoint Communications, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's (i) 1997 Stock Incentive Plan; (ii) 2000 Employee Stock Purchase Plan; and (iii) 2000 Non-Employee Director Stock Option Plan. On June 23, 2000, the Registrant merged with a wholly owned subsidiary of Cisco Systems, Inc. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering (i) 15,605,374 shares of Registrant Common Stock which remain unsold under the 1997 Stock Incentive Plan; (ii) 400,000 shares of Registrant Common Stock which remain unsold under the 2000 Employee Stock Purchase Plan; and (iii) 300,000 shares of Registrant Common Stock which remain unsold under the 2000 Non-Employee Director Stock Option Plan.




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                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, The Commonwealth of Massachusetts on June 23, 2000.


                                  ARROWPOINT COMMUNICATIONS, INC.



                                  By: /s/ Cynthia M. Deysher
                                     -------------------------------------------
                                     Cynthia M. Deysher
                                     Chief Financial Officer, Vice President and
                                        Treasurer